EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 12, 1999 included in the Garden Ridge Corporation's Form 10-K for the year ended January 31, 1999 and to all references to our Firm included in this registration statement.



                                            ARTHUR ANDERSEN LLP


Houston, Texas
June 25, 1999